SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 14, 2007

Commission File Number: 0-28325

TMSF HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of other jurisdiction of incorporation or organization)

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87-0642252
(I.R.S.  Employer Identification No.)

707 Wilshire Blvd. Suite 2600 Los Angeles, CA 90017
(Address of principal executive office)

(213) 234-2400
(Registrant’s telephone number, including area code)

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(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On February 14, 2007, TMSF Holdings, Inc. (the “Company”) announced that it has entered into an asset purchase agreement with Central Pacific Mortgage (CPM-Wholesale). The assets being acquired by TMSF include six wholesale branch offices with total staff of about 80 operations and sales personnel. The branches to be acquired are located in San Diego, Walnut Creek (CA), Seattle, Phoenix, and two offices in Oregon. The CPM-Wholesale business is currently originating monthly volume of approximately $180 million in conforming, jumbo and Alt-A loans. Approximately 55% of its loan volume is classified as Alt-A paper, with the remaining 45% being prime and other loans. TMSF Holdings' plan includes launching the integration on March 1, 2007. The Company will create a new division, CPM Mortgage Services, which will retain the current CPM-Wholesale employees. TMSF will not assume any pre-closing loan repurchase obligations of CPM-Wholesale.

     A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is herein incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

99.1 Press Release, dated February 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TMSF HOLDINGS, INC.

/s/ Daniel M. Rood
Daniel M. Rood
Chief Financial Officer

March 6, 2007